Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Consensus Cloud Solutions, Inc.

Los Angeles, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 14, 2021, relating to the consolidated financial statements of J2 Cloud Services, LLC appearing in the Form 10 of Consensus Cloud Solutions, Inc., as filed on September 21, 2021.

/S/ BDO USA, LLP

Los Angeles, California

October 8, 2021